Exhibit 99.1

Lincoln Educational Services Reports Strong First Quarter Financial Results, Raises Guidance for Full-Year 2026

Conference Call Today, at 10:00 a.m. Eastern Standard Time

PARSIPPANY, N.J., May 11, 2026– Lincoln Educational Services Corporation (Nasdaq: LINC) today reported continued financial and operating momentum during the first quarter ended March 31, 2026, as well as recent business developments.

First Quarter 2026 Financial and Operational Highlights
(Quarter ended March 31, 2026, compared to quarter ended March 31, 2025, unless otherwise noted)

•	Revenue increased 22.5% to $144.0 million from $117.5 million
•	Net income more than doubled to $4.4 million, or $0.14 per share, compared to $1.9 million, or $0.06 per share
•	Adjusted EBITDA[1] increased 85% to $15.5 million from $8.4 million
•	Net cash from operating activities improved $13 million to $4.6 million generated versus $8.4 million used last year
•	Total liquidity as of March 31, 2026 of approximately $72 million
•	Student starts grew by 19.5% to 5,500, an increase of approximately 900
•	Student ending-population rose by 17.6% to 18,702, an increase of nearly 2,800
•	2026 financial guidance raised to reflect strong first quarter results and current trends
 1 For additional information, see (1) Reconciliation of non-GAAP financial measures below

A complete listing of Lincoln's non-GAAP measures, along with descriptions and reconciliations to the corresponding GAAP measures, is included at the end of this release.

Recent Business Developments

•
In April, Lincoln amended its credit agreement, increasing its aggregate principal amount of its revolving credit facility to $125 million. The additional $65 million in available liquidity enhances Lincoln’s financial flexibility to execute its growth initiatives and meet its long-term operating objectives.

“The first quarter financial and operating results illustrate the substantial progress made towards achieving our objective of providing the best education and training for in-demand careers while generating consistent, increasing returns to our shareholders,” said Scott Shaw, CEO and President. “In a constantly evolving market, we are continuing to experience high employer demand for our graduates and increasing interest in our programs as awareness of the rewarding long-term career opportunities created through skilled trades continues to expand. Our carefully executed strategies of new campus development and program replication, combined with continued growth from our core operations have combined to create a strong start to 2026.

“The 19.5% student start growth during the first quarter exceeded our expectations, which has led to increasing our student start growth guidance for the full year to between 10% and 14%. We have now grown starts for fourteen consecutive quarters, with about half of the increase attributed to organic growth, comprised of our campuses and programs operating over one year. This performance, combined with our graduation rate and placement rates, attests to our expanding leadership in the market.

“The relocations and program expansions at our Nashville, Tennessee and Levittown, Philadelphia campuses, as well as our new campus in Houston, Texas, are all meeting our expectations. Moreover, the development of our new Hicksville, New York and Rowlett, Texas campuses remain on schedule to begin enrollment during the fourth quarter of this year and first quarter of next year, respectively. At the same time, we are actively negotiating two additional greenfield locations to expand our best-in-class campuses and presence into other under-served U.S. markets.

“We also are investing in people and processes to continuously drive superior outcomes, which is positively impacting our student retention rate. Additionally, we continue to develop our corporate partnerships, expand our high school initiatives, as well as execute strategies to attract and build our veteran student population. These efforts are designed to begin yielding meaningful contributions as we turn into 2027.

“In addition to our overall growth across all key metrics, the first quarter bottom-line outperformance is largely attributed to increased operating efficiencies throughout our organization. We also generated cash from our operating activities during the first quarter, which has typically been a negative cash flow period for the company. These results, combined with our outlook for the remainder of the year, enable us to raise our 2026 guidance. This strong start to the year and our increased credit facility are important first strides as we advance towards our recently announced 2030 objectives of $850 million in revenue and $150 million of EBITDA, while continuing to build on our leadership position in providing superior education for in-demand careers.”

2026 FIRST QUARTER FINANCIAL RESULTS

(Quarter ended March 31, 2026, compared to quarter ended March 31, 2025)

•
Revenue increased by $26.5 million, or 22.5% to $144.0 million, primarily due to an 18.2% increase in average student population driven by 19.5% start growth, with the remainder attributable to tuition increases.

•
Educational services and facilities expense increased by $11.0 million, or 23.2% to $58.4 million. This includes a $2.9 million increase in costs related to the new campuses in Houston, Hicksville, and Rowlett. The increase was primarily driven by costs associated with a larger student population. The remaining increase was attributable to $3.9 million higher depreciation expense, largely resulting from recent capital investments to support our growth initiatives.

•
Selling, general and administrative expense increased by $12.2 million, or 18.3% to $79.2 million. This includes a $1.9 million increase in costs related to new campuses in Houston, Hicksville, and Rowlett. The increase was primarily driven by $5.1 million or 17.7% higher administrative expenses primarily driven by costs associated with enrollment growth, due to increased student population, and growth initiatives. Sales and marketing expense increased by $4.2 million, or 21.3%, including $1.2 million related to the Company's new campuses, resulting from planned investments and the timing of the marketing activities. Student services expense increased $1.1 million, or 17.9%, driven by continued investments in staffing and support infrastructure to serve a growing student base.

Corporate and Other
This category includes unallocated expenses incurred on behalf of the entire Company. Corporate and other expenses were $21.3 million for the three months ended March 31, 2026, compared to $18.3 million in the prior year comparable period. The increase was primarily driven by higher salaries and benefits due to workforce expansion to support a larger student population and to execute the Company's growth initiatives.

FULL YEAR 2026 OUTLOOK

Based on the 2026 first quarter operating and financial results, as well as the outlook for the remainder of the year, the Company is raising its guidance for revenue, adjusted EBITDA, net income and student starts as follows:

(In millions, except for diluted EPS and student starts)	Previous FY 2026 Guidance	Updated FY 2026 Guidance
Revenue	$580 - $590	$590 - $600
Adjusted EBITDA[1]	$72 - $76	$76 - $80
Net income	$20 - $23	$23 - $26
Diluted EPS	$0.64 - $0.74	$0.74 - $0.83
Capital expenditures	$70 - $75	$70 - $75
Student starts	8% - 13%	10% - 14%

[1]
The guidance in this release includes references to non-GAAP operating measures. A reconciliation to the midpoint of our guidance can be reviewed below in the non-GAAP operating measures at the end of this release. Our 2026 adjusted EBITDA guidance includes approximately $10.0 million in losses related to new campus openings and strategic growth initiatives.

CONFERENCE CALL INFO

Lincoln will host a conference call today at 10:00 a.m. Eastern Standard Time to discuss results.  To access the live webcast of the conference call, please go to the Investor Overview section of Lincoln’s website at http://www.lincolntech.edu.  Participants may also register via teleconference at: Q1 2026 Lincoln Educational Services Earnings Conference Call.  Once registration is completed, participants will be provided with a dial-in number containing a personalized PIN to access the call.  Participants are encouraged to register at least 15 minutes prior to the start of the call.

An archived version of the webcast will be accessible for 90 days at http://www.lincolntech.edu.

ABOUT LINCOLN EDUCATIONAL SERVICES CORPORATION

Lincoln Educational Services Corporation is a leading provider of diversified career-oriented post-secondary education helping to provide solutions to America’s skills gap. Lincoln offers career-oriented programs to recent high school graduates and working adults in four principal areas of study: skilled trades, automotive, health sciences and information technology. Lincoln has provided the workforce with skilled technicians since its inception in 1946 and currently operates 22 campuses in 12 states under the brands Lincoln Technical Institute, Lincoln College of Technology and Nashville Auto Diesel College. The Company was incorporated in New Jersey in 2003 as the successor-in-interest to various acquired schools including Lincoln Technical Institute, Inc. which opened its first campus in Newark, New Jersey in 1946. For more information, please go to www.lincolntech.edu.

FORWARD-LOOKING STATEMENTS

Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities laws. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” “goal,” “target” and “continue,” and similar expressions and their opposite are intended to identify forward-looking statements.  Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.  The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks, and other influences, many of which are beyond the Company’s control, that may affect the accuracy of the statements or the prospects upon which the statements are based including, without limitation, risks associated with our ability to comply with the extensive federal and state regulatory framework applicable to the for-profit education industry such as the 90/10 rule, prescribed cohort default rates, the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs and financial responsibility and administrative capability standards; the effect of future legislative or regulatory initiatives related to veterans' benefit programs; our ability to obtain timely regulatory approvals in connection with acquisitions of additional schools and the related risks associated with integration of acquired schools; risks associated with the opening of new campuses; our ability to execute our growth strategies including updating and expanding the content of existing programs and developing new programs for our students in a timely and cost-effective manner while maintaining positive student outcomes; our ability to effectively compete within our industry; impacts related to epidemics or pandemics; risks associated with cybersecurity; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31,	December 31,
	2026	2025

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,690	$28,519
Accounts receivable, less allowance of $44,971 and $43,975 at March 31, 2026 and December 31, 2025, respectively	41,734	36,929
Inventories	2,488	3,986
Income tax receivable	501	1,599
Tenant allowance receivable	8,127	8,127
Prepaid and other assets	6,863	7,872
Total current assets	76,403	87,032

PROPERTY, EQUIPMENT AND FACILITIES - At cost, net of accumulated depreciation and amortization of $154,578 and $148,067 at March 31, 2026 and December 31, 2025, respectively	179,352	171,603

OTHER ASSETS:
Noncurrent receivables, less allowance of $25,706 and $26,371 at March 31, 2026 and December 31, 2025, respectively	20,711	21,248
Deferred finance charges	267	302
Deferred income taxes, net	21,668	21,668
Operating lease right-of-use assets	151,209	154,223
Finance lease right-of-use assets	24,657	25,075
Goodwill	10,742	10,742
Other assets, net	1,725	1,271
Total other assets	230,979	234,529
TOTAL ASSETS	$486,734	$493,164

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Unearned tuition	$39,287	$44,159
Accounts payable	28,253	27,023
Accrued expenses	13,816	18,430
Current portion of operating lease liabilities	10,445	10,634
Current portion of finance lease liabilities	498	463
Total current liabilities	92,299	100,709

NONCURRENT LIABILITIES:
Long-term portion of operating lease liabilities	160,089	162,113
Long-term portion of finance lease liabilities	30,518	30,654
Long-term debt	5,000	-
Total liabilities	287,906	293,476

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value - authorized 100,000,000 shares at March 31, 2026 and December 31, 2025, issued and outstanding 31,697,253 shares at March 31, 2026 and 31,623,795 shares at December 31, 2025	48,181	48,181
Additional paid-in capital	47,123	52,339
Retained earnings	103,524	99,168
Total stockholders' equity	198,828	199,688
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$486,734	$493,164

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months ended
	March 31,
	2026	2025

REVENUE	$143,957	$117,506
COSTS AND EXPENSES:
Educational services and facilities	58,392	47,409
Selling, general and administrative	79,152	66,904
Loss (gain) on sale of assets	6	(220)
Total costs and expenses	137,550	114,093
OPERATING INCOME	6,407	3,413
OTHER:
Interest income	30	114
Interest expense	(837)	(701)
INCOME BEFORE INCOME TAXES	5,600	2,826
PROVISION FOR INCOME TAXES	1,244	882
NET INCOME	$4,356	$1,944
Basic
Net income per common share	$0.14	$0.06
Diluted
Net income per common share	$0.14	$0.06
Weighted average number of common shares outstanding:
Basic	31,130	30,809
Diluted	31,332	31,074

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months ended
	March 31,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,356	$1,944
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,214	3,345
Finance lease amortization	418	418
Amortization of deferred finance charges	35	40
Deferred income taxes	-	547
Loss (gain) on sale of assets	6	(220)
Fixed asset donations	(93)	(171)
Provision for credit losses	13,683	11,835
Stock-based compensation expense	1,444	1,205
(Increase) decrease in assets:
Accounts receivable	(17,951)	(13,289)
Inventories	1,498	659
Prepaid income taxes	1,098	-
Prepaid expenses and current assets	995	(3,243)
Other assets, net	725	1,230
Increase (decrease) in liabilities:
Accounts payable	1,002	(8,070)
Accrued expenses	(4,614)	(3,137)
Unearned tuition	(4,872)	(1,785)
Income taxes payable	-	225
Other liabilities	(378)	89
Total adjustments	210	(10,322)
Net cash provided by (used in) operating activities	4,566	(8,378)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(14,628)	(19,889)
Proceeds from sale of property and equipment	(6)	249
Net cash used in investing activities	(14,634)	(19,640)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	33,000	-
Payments on borrowings	(28,000)	-
Payment of deferred finance fees	-	(75)
Finance lease principal paid	(101)	(88)
Tenant allowance finance leases	-	1,196
Net share settlement for equity-based compensation	(6,660)	(3,633)
Net cash used in financing activities	(1,761)	(2,600)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(11,829)	(30,618)
CASH AND CASH EQUIVALENTS —Beginning of period	28,519	59,273
CASH AND CASH EQUIVALENTS—End of period	$16,690	$28,655

(1) RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company believes it is useful to present non-GAAP financial measures that exclude certain significant items as a means to understand the performance of its business, and to enable comparability of operating performance between periods. Additionally, the Company’s management regularly uses our non-GAAP financial measures to make operating decisions, for planning and forecasting purposes. EBITDA, adjusted EBITDA, and total liquidity are measures not recognized in financial statements presented in accordance with GAAP.

•	We define EBITDA as income (loss) before net interest expense (interest income), provision (benefit) for income taxes, depreciation and amortization.
•	We define adjusted EBITDA as EBITDA plus stock-based compensation expense and adjustments for items not considered part of the Company’s normal recurring operations.
•	We define total liquidity as the Company’s cash and cash equivalents and available borrowings under our credit facility.

EBITDA, adjusted EBITDA, and total liquidity are presented because we believe they are useful indicators of the Company’s performance and ability to make strategic investments and meet capital expenditures and debt service requirements. However, they are not intended to represent cash flows from operations as defined by GAAP and should not be used as an alternative to net income (loss) as indicators of operating performance or cash flow as a measure of liquidity. EBITDA, adjusted EBITDA, and total liquidity are not necessarily comparable to similarly titled measures used by other companies.

Adjusted EBITDA excludes non-cash stock-based compensation and one-time, non-recurring items. Historically Adjusted EBITDA has excluded pre-opening costs, as well as net operating losses from new campuses, for up to four quarters after the campus opening, or until the campus becomes profitable, whichever occurs first. Beginning in fiscal year 2026, the Company no longer adjusts adjusted EBITDA for pre-opening costs and net operating losses from new campuses and program expansions. Going forward, adjusted EBITDA will reflect only the add-back of non-cash stock-based compensation and other non-recurring items, if any. Prior period amounts in this release have been recast to conform to the current methodology.

The following is a reconciliation of net income (loss) to EBITDA and adjusted EBITDA, as well as a presentation of total liquidity (in thousands):

	Three Months Ended March 31,
	(Unaudited)
	Consolidated		Campus Operations		Corporate
	2026	2025	2026	2025	2026	2025

Net income (loss)	$4,356	$1,944	$27,155	$21,077	$(22,799)	$(19,133)
Interest expense (income), net	807	587	575	595	232	(8)
Provision for income taxes	1,244	882	-	-	1,244	882
Depreciation and amortization	7,632	3,763	7,500	3,600	132	163
EBITDA	14,039	7,176	35,230	25,272	(21,191)	(18,096)
Stock-based compensation expense	1,444	1,205	-	-	1,444	1,205
Adjusted EBITDA	$15,483	$8,381	$35,230	$25,272	$(19,747)	$(16,891)

As of March 31, 2026
Cash and cash equivalents	$16,690
Credit facility	55,000
Total Liquidity	$71,690

*As of March 31, 2026, $5.0 million was outstanding under the revolving credit facility.

The table below presents operating income (loss) (in thousands) for the three months ended March 31, 2026:

	2026	2025	% Change
Operating Income (loss):
Campus Operations	$27,731	$21,671	28.0%
Corporate	(21,324)	(18,258)	(16.8%)
Total	$6,407	$3,413	87.7%

Information included in the table below provides student starts and population with a breakdown by Transportation and Skilled Trade programs and Healthcare and Other Professions programs.

Population by Program:

	Three Months Ended March 31,
	2026	2025	% Change
Starts:
Transportation and Skilled Trades	$4,397	$3,551	23.8%
Healthcare and Other Professions	1,112	1,059	5.0%
Total	$5,509	$4,610	19.5%

Average Population:
Transportation and Skilled Trades	$14,695	$11,695	25.7%
Healthcare and Other Professions	3,590	3,774	(4.9)%
Total	$18,285	$15,469	18.2%

End of Period Population:
Transportation and Skilled Trades	$15,032	$12,130	23.9%
Healthcare and Other Professions	3,670	3,774	(2.8)%
Total	$18,702	$15,904	17.6%

The reconciliations provided below represent management’s projections of various components included in our outlook for the full year 2026.  These calculations are for illustrative purposes and will be reviewed as the year progresses to reflect actual results, our outlook and continued relevance of specific items. Any revisions or modifications, if necessary, will be disclosed in future announcements of 2026 quarterly results. Adjusted EBITDA and net income have been reconciled to the midpoint of our guidance.

Reconciliation of Net Income to Adjusted EBITDA - 2026 Guidance
(Reconciled to the Mid-Point of 2026 Guidance)

Adjusted
EBITDA
Net Income	$24,500
Interest expense, net	4,000
Provision for taxes	10,300
Depreciation and amortization[1]	33,000
EBITDA	71,800
Stock-based compensation expense	6,200
Total	$78,000

2026 Guidance Range	$76,000 - $80,000

LINCOLN EDUCATIONAL SERVICES CORPORATION
Brian Meyers, Chief Financial Officer
973-736-9340

EVC GROUP LLC
Investor Relations: Michael Polyviou, mpolyviou@evcgroup.com, 732-933-2754
Media Relations: Tom Gibson, 201-476-0322